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                                   EXHIBIT 11

                           DURA PHARMACEUTICALS, INC.
            STATEMENTS RE COMPUTATIONS OF NET INCOME (LOSS) PER SHARE


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

                                                              1999                1998                1997
                                                        ------------------  ------------------  ------------------
NET INCOME PER SHARE - BASIC

Net income                                               $   30,004,000      $     2,733,000     $   (84,692,000)
                                                        ==================  ==================  ==================

Weighted average number of common shares:
      Common stock                                            44,132,372          46,028,396          43,828,208
                                                        ==================  ==================  ==================

Net income per share                                     $          0.68     $          0.06     $         (1.93)
                                                        ==================  ==================  ==================

NET INCOME PER SHARE - DILUTED

Net income                                               $    30,004,000     $     2,733,000     $   (84,692,000)
                                                        ==================  ==================  ==================


Weighted average number of common and
   common equivalent shares assuming
   issuance of all dilutive contingent shares:
      Common stock                                            44,132,372          46,028,396          43,828,208
      Stock options                                              906,859             744,155                   -
      Warrants                                                   633,070           1,036,440                   -
                                                        ------------------  ------------------  ------------------
         Total                                                45,672,301          47,808,991          43,828,208
                                                        ==================  ==================  ==================

Net income per share                                     $          0.66     $          0.06     $         (1.93)
                                                        ==================  ==================  ==================

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